AQUABOUNTY TECHNOLOGIES, INC.

               POWER OF ATTORNEY - SEC Forms 3, 4 and 5 Filings

     The undersigned hereby constitutes and appoints David A. Frank, Chief Financial Officer and Treasurer, and Christopher H. Martin, General Counsel, of AquaBounty Technologies, Inc. (the "Company"), with full power of substitution, as the undersigned's true and lawful authorized representatives and attorneys-in-fact to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, Forms 3, 4, and 5, and any and all amendments thereto, in accordance with Section 16 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such form or schedule and the timely filing of such form or schedule with the United States Securities and Exchange Commission and any stock exchange or stock market or other authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute, will lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in service in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the 1934 Act. Notwithstanding the filing of these reports on your behalf by the Company, the undersigned will remain responsible for the accuracy of all information provided to the Company in connection with the filing of such reports.

     This Power of Attorney will remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holding of, or transactions in, securities issued by Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                                            Signed: /s/ Jeffrey T. Perez
                                                    ---------------------

                                        Print Name: Jeffrey T. Perez


Dated: May 1, 2019
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      [Signature page to Power of Attorney - SEC Forms 3, 4 and 5 Filings]